Exhibit 99.1

ASX Announcement

16 October 2026

Investor Call details

Coronado Global Resources Inc. (ASX: CRN) will hold an Investor Call on Thursday 22 October 2026, commencing at 9.00am (AEST) | 10.00am (AEDT) | Wednesday 21 October 2026 at 7.00pm (US EDT) to discuss the Q3 2026 Production Report. The call will be hosted by Mr. Barrie van der Merwe, Managing Director and Chief Executive Officer and Mr. Sandeep Deoji, Interim Chief Financial Officer.

Please click on the link below to proceed to the registration page. From here you are required to fill in your details to pre-register for the conference call.

Coronado Global Resources Inc. Q3 2026 Investor Call

Pre-registering for this conference gives you immediate access on the day with no need to wait for an operator.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors Chantelle Essa Vice President Investor Relations P: +61 477 949 261 E: cessa@coronadoglobal.com	Media Helen McCombie Sodali &Co P: +61 411 756 248 E: helen.mccombie@sodali.com

Coronado Global Resources Inc. ARBN: 628 199 468	Level 33, Central Plaza One, 345 Queen Street Brisbane QLD 4000 T: +61 7 3031 7777 | F: +61 7 3229 7402 www.coronadoglobal.com